EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


Building Materials Corporation of America:

As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.

                                    ARTHUR ANDERSEN LLP




Roseland, New Jersey
February 4, 1998